UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2018

Universal Logistics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Introductory Note

On August 10, 2018, Mason Dixon Intermodal, Inc., d/b/a Universal Intermodal Services, Inc. (“Universal Intermodal”), a wholly-owned subsidiary of Universal Logistics Holdings, Inc. (the “Company”), entered into and closed on a stock purchase agreement to acquire Southern Counties Express, Inc. and Aquarius Financial, Inc. (collectively, “Southern Counties”).  Southern Counties offers full-service harbor drayage, transloading, warehousing, and project cargo services across a number of industries within southern California.  To finance the acquisition, the Company and its applicable borrowing subsidiaries executed an Amended and Restated Revolving Credit, Term Loan and Security Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On August 10, 2018, Universal Intermodal entered into a Stock Purchase Agreement (the “Purchase Agreement”) with The Brian and Rocio Griley Family Trust u/t/d March 18, 2008 and Donald Griley Irrevocable Trust f/b/o Patrick Griley u/t/d March 1, 2008 to acquire all of the issued and outstanding shares of capital stock of Southern Counties for a cash purchase price of $65,000,000.  Universal Intermodal completed the acquisition of Southern Counties on the same day, August 10, 2018.  Under the terms of the Purchase Agreement, the purchase price was determined on a cash-free, debt-free basis and is subject to customary post-closing adjustments.  In addition, upon the closing of the acquisition, Universal Intermodal made an additional cash payment of approximately $682,000 as reimbursement for certain prepaid expenses of Southern Counties, for a total purchase price of approximately $65,682,000.  Based in Rancho Dominguez, California, Southern Counties provides harbor drayage, transloading, warehousing and project cargo services to the Ports of Los Angeles and Long Beach.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 and is incorporated by reference into this report.

Revolving Credit, Term Loan and Security Agreement

On August 10, 2018, the Company and its applicable borrowing subsidiaries entered into an Amended and Restated Revolving Credit, Term Loan and Security Agreement (the “Credit Agreement”) with PNC Bank National Association and Steel City Capital Funding, a division of PNC Bank National Association (collectively, “PNC”).  The Credit Agreement provides for aggregate borrowings of up to $180,000,000, and replaces the Company’s previously amended credit facility with PNC.  The Credit Agreement also added Universal Logistics Holdings, Inc. and the Southern Counties entities as additional borrowers to the agreement.

The Credit Agreement consists of a $30,000,000 term loan and a $150,000,000 revolving credit facility.  Borrowings under the term loan were advanced on August 10, 2018 and mature on August 10, 2019.  The term loan will be repaid in equal monthly installments of $357,142.86 commencing on October 1, 2018, with the remaining principal balance plus all unpaid interest due at maturity.   Borrowings under the revolving credit facility may be made until, and mature on, December 23, 2020.

Borrowings under the Credit Agreement bear interest at LIBOR or a base rate, plus an applicable margin for each.  The applicable margin for the term loan is 5.50%, plus 2.5% of paid in kind interest (“PIK Interest”).  PIK Interest compounds monthly and is due and payable up maturity of the term loan.  PIK Interest may be fully waived by PNC provided refinancing of the Credit Agreement is led by PNC. The applicable margin for advances under the revolving credit facility fluctuate based on excess availability, as defined in the Credit Agreement.  Through July 1, 2019, the Credit Agreement allows for a period of increased availability for revolving credit advances.  During such period, an increased interest rate margin also applies; however, the Company may elect at any time to reduce the increased availability.

As security for indebtedness pursuant to the revolving credit facility, PNC was granted a first priority perfected security interest in cash, deposits and accounts receivable of the applicable borrowers, and selected other assets.  The term loan is secured by a first priority perfected security interest and pledge of the Company’s applicable operating entities, as defined in the Credit Agreement.

The Credit Agreement includes customary affirmative and negative covenants and events of default, as well as financial covenants requiring minimum fixed charge coverage and leverage ratios, as defined in the Credit Agreement.  The Credit Agreement also includes customary mandatory prepayments provisions.

Including the term loan advance, on August 10, 2018, the Company and its applicable borrowing subsidiaries borrowed an additional $65,682,000 under the Credit Agreement to acquire Southern Counties and to pay fees and expenses associated with the Credit Agreement.  After giving effect to the additional borrowing, the total principal balance outstanding was $137,398,000.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is filed as Exhibit 10.1 and is incorporated by reference into this report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under the caption “Stock Purchase Agreement” in Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the caption “Revolving Credit, Term Loan and Security Agreement” in Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On August 10, 2018, the Company issued a press release announcing the signing of the Purchase Agreement.  A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*

Stock Purchase Agreement dated as of August 10, 2018 among Mason Dixon Intermodal, Inc., The Brian and Rocio Griley Family Trust u/t/d March 18, 2008 and Donald Griley Irrevocable Trust f/b/o Patrick Griley u/t/d March 1, 2008.

10.1

Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of August 10, 2018 among Universal Logistics Holdings, Inc., Universal Truckload, Inc., Universal Dedicated, Inc., Mason Dixon Intermodal, Inc., Logistics Insight Corp., Universal Logistics Solutions International, Inc., Universal Specialized, Inc., Cavalry Logistics, LLC, Universal Management Services, Inc., Fore Transportation Inc., Fore Transport, Inc., 4 Cargo LLC, Southern Counties Express, Inc. and Aquarius Financial, Inc., as borrowers, certain subsidiaries of Universal Logistics Holdings, Inc. as guarantors, and PNC Bank, National Association, as revolving lender and as agent, and Steel City Capital Funding, a division of PNC Bank, National Association, as term loan lender.

99.1	Press Release dated August 10, 2018 announcing the Company’s acquisition of Southern Counties Express, Inc.

* Schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule upon the request of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date: August 16, 2018	/s/ Steven Fitzpatrick
Steven Fitzpatrick
Secretary